U.S. Securities and Exchange Commission
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 7, 1997



                             KMS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


               Delaware          0-2917           38-1842108
           (State or other     (Commission      (IRS Employer
           jurisdiction of     file Number)   Identification No.)
           incorporation or
             organization)


               101 North Main Street, Ann Arbor, Michigan  48104
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (313) 769-1100

                                      N/A
         (Former name or former address, if changed since last report)


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ITEM 5

On March 7, 1997, the United States Court of Appeals for the Federal Circuit in Case No. 94-593C affirmed the judgment of the United States Court of Federal Claims, denying the breach of contract claim (the "Breach Case") by KMS Industries, Inc.'s (the Company) wholly owned subsidiary, KMS Fusion, Inc. ("Fusion"), against the United States Department of Energy ("DOE"). This decision is a material adverse development for the Company. The Breach Case has previously been described in the Annual Report and Form 10-KSB for the year ending December 31, 1995 (the "Form 10-KSB").

Due to its complete lack of financial liquidity, the Company is currently unable (1) to operate in the normal course of business, (2) to prepare and file audited financial statements for the year ending December 31, 1996, with the U.S. Securities and Exchange Commission ("SEC"), (3) to prepare or distribute an Annual Report and Form 10-KSB and a Proxy Statement to its stockholders or (4) to hold an Annual Meeting of its Stockholders. The Company will not comply with the reporting requirements of the Securities Exchange Act of 1934. The Company's continued existence is in doubt and the future appears very uncertain. The Company has a deficit net worth and is unable to pay its bills as they become due. Unless and until funds are available to do so, the Company is unable to communicate directly with its stockholders. In the interim, attached hereto as Exhibit 99.2 are the unaudited financial statements of the Company for the fiscal year ended December 31, 1996. Such financial statements have been prepared by management of the Company, in accordance with past practices.

If and when the Company's financial situation improves materially, the Company will use its best efforts to (a) prepare the Annual Report and Form 10-KSB for the year ending December 31, 1997, containing audited financial data, certified by an independent public accounting firm, (b) distribute the Proxy Statement and amended Annual Report and Form 10-KSB to its stockholders and (c) call an extraordinary meeting of its stockholders.

Messrs. Long and Liddy, Chairman and President of the Company, respectively, have negotiated agreements with the Company to defer payment of severance and salary owed them and have advanced cash to the Company to enable the Company to pay its bills. Messrs. Long and Liddy are presently secured creditors of the Company.

In accordance with the terms of the Employment Agreements between the Company and each of Messrs. Long and Liddy, the Company's failure to pay each of them their respective compensation from and after October 1, 1996 in cash constituted the termination of their employment and gave rise to an obligation to pay each of them a severance payment in the amount of $120,000 and $90,000, respectively. Mr. Fry, as the sole independent member of the Board of Directors of the Company accepted the claims of Messrs. Long and Liddy for severance and agreed that the Company will pay such severance to each of them. From October 1, 1996 to March 31, 1997, each of Messrs. Long and Liddy have continued to serve as employees of the Company at a reduced salary of $7,500 and $5,625 per month, respectively. It is contemplated that after March 30, 1997 Messrs. Long and Liddy may continue as employees of the Company on a part-time basis at the same salary. All payments for severance and salary are being accrued and have not been paid in cash.

Messrs. Long and Liddy have advanced the Company the sum of $60,000 in cash for operating expenses which the Company is obligated to repay. Messrs. Long and Liddy may make future cash advances. However, neither of Messrs. Long nor Liddy have made any undertaking or assurances of additional future financial support for the Company.

The Company's obligations to Messrs. Long and Liddy in connection with severance pay in the amount of $120,000 and $90,000 respectively, and any present and future (a) accrued but unpaid salary and (b) cash advances to the Company are described in those certain Agreements dated February 28, 1997 between the Company and each of them, copies of which are attached hereto as Exhibits 10.1 and 10.2 ("Agreements"). Pursuant to the Agreements, Messrs. Long and Liddy are acknowledged to be creditors of the Company and have been granted a security interest in all of the Company's assets to secure the Company's obligations to each of them. There are no other secured creditors of the Company at this time. Messrs. Liddy and Long have each also agreed to purchase 100,000 shares of the Company's Common Stock at a price per share of $0.07 which was the approximate bid price for the Company's Common Stock on the date they agreed to purchase the stock.
As a result of such purchases, Messrs. Long and Liddy will be the beneficial owners of 20.1% and 26.1%, respectively, of the outstanding shares (including for the purpose of such calculation shares which may be acquired pursuant to presently exercisable warrants and options). In addition, the Company has reduced the exercise price on all outstanding options and warrants owned by Messrs. Long and Liddy to a new exercise price of $0.07 per share.

The Company's obligations to Messrs. Long and Liddy, as set forth in the Agreements, contemplate that the Company will pay Messrs. Long and Liddy as soon as practicable after the Company has the resources to make such payments. In any event, all obligations to Messrs. Long and Liddy pursuant to the Agreements will become fully due and payable on December 31, 1997, if not sooner. In view of the Company's present financial circumstances, it is not clear that the Company will be in a position to meet its obligations to Messrs. Long and Liddy when they become due. Messrs. Long and Liddy are free to, and presently intend to, exercise any and all of their rights as secured creditors if the Company defaults on any of its obligations under the Agreements.

Mr. Rocko W. Mazzaro, the Company's Chief Financial Officer, ceased to be a full-time employee of the Company on February 15, 1997. This event was caused by his evaluation of the Company's near term prospects and financial condition. He has agreed to assist the Company on a part-time basis provided that such assistance does not in any way conflict with his duties with his new employer.

The Company's near and long future depends significantly upon the outcome of litigation against the U.S. Government. In light of the recent judgment of the United States Court of Appeals for the Federal Circuit in the Breach Case, the sole possibility for recovery from the DOE rests on the outcome of the case involving the claim for costs incurred by Fusion during the year, 1987 through 1991 in the performance of contract R&D for the DOE (the "Cost Case"). The Company expects to have a result in that matter within the next few months. The Cost Case has previously been described in the Form 10-KSB. Any judgment in favor of Fusion will be subject to a $2 million set-off in favor of the government to the payment of fees for legal and support services and to the contingent interests of Messrs. Long and Liddy. It is possible that KMS Fusion, Inc. would receive little or nothing as a result of the impact of these factors.

The Company plans, to the extent of its resources, to continue to pursue the litigation to its conclusion. The Company may not be able to do so because of a lack of resources. In such an event, the Company may not realize anything from the litigation. The Company may have to settle on unfavorable terms or abandon the litigation.

If the cash proceeds of the litigation are not available to the Company in a timely fashion (i.e., when the Company needs the cash), the Company and/or its stockholders could lose all or part of any rights in or claims they may have to the proceeds of the litigation. Any number of circumstances, including, but not limited to, a default by the Company on its obligations to Messrs. Long and Liddy and/or other creditors could result in the loss of the rights of the stockholders of the Company to all or part of the proceeds of the litigation.

The Company hopes during 1997 to be able to develop and sell products based on the patented OG(TM) technology owned by its wholly-owned subsidiary, KMS Technology, Inc. ("KMST"). Its ability to do so has been and will remain severely constrained by its lack of financial resources. The Company has sought external financing for this project but has not had any success. Without additional financing in the near term, it is very doubtful that the Company will be able to successfully realize its goal of communicating this or any other technology. The Company will continue to seek ways to develop or license the technology owned by KMST but no assurances can be made that it will be successful in doing so.

Unless substantial funds are realized in a timely fashion from such litigation, the Company will probably be unable to continue in existence.
It is very uncertain whether substantial funds will be realized by the Company in a timely fashion from such litigation. The Company's future, given the current cash crisis confronting it and the uncertainty surrounding the timing and the amount of any funds that may be realized from litigation, as well as the offsets to any recovery, is very bleak.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

      None.

(b)   Pro Forma Financial Information.

      None.

(c)   Exhibits

         10.1  Employment Agreement with Patrick B. Long

         10.2  Employment Agreement with Terence C. Liddy

         10.3  Stock Purchase Agreement with Patrick B. Long

         10.4  Stock Purchase Agreement with Terence C. Liddy

         99.1  Press Release

         99.2  Unaudited Financial Statements


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         KMS INDUSTRIES, INC.

         By: /s/ Patrick B. Long
             Patrick B. Long
             Chairman of the Board and Chief Executive Officer
             (principal executive officer)